EXHIBIT 10.1

WALGREEN CO. GENERAL TRADE AND ELECTRONIC DATA INTERCHANGE AGREEMENT SIGNATURE PAGE

The Walgreen Co. General Trade Electronic Data Interchange Agreement (“Agreement”) attached hereto is by and between Walgreen Co., on behalf of itself and its U.S. domestic and Puerto Rico subsidiaries and affiliates, (collectively, “Walgreen”) and the company named below (“Vendor”). Vendor’s authorized representative has electronically accepted the Agreement including all terms and conditions contained therein.

VENDOR SIGNATURE:

Vendor Name & Principal Address:	Vendor Authorized Representative:	Effective Dates:
HDS	JUSTIN BARCH	From: 12/06/2012 18:12 PM
9337 FRASER AVE	HDS	To: NA
SILVER SPRING, MD, 20910	9337 FRASER AVE
USA	SILVER SPRING, MD, 20910
WALGREEN SIGNATURE:	USA

Walgreen Principal Address:	Walgreen Authorized Representative
(Authenticator ID; jbarchys Date: Thu Dec 06 18:49:39 CST 2012) Walgreen Co. 200 Wilmot Road Deerfield IL 60015 USA	Jason Elliott Director

WALGREEN CO. GENERAL TRADE AND ELECTRONIC DATA INTERCHANGE AGREEMENT

Rev. 10/19/2011

THIS WALGREEN CO. GENERAL TRADE AND ELECTRONIC DATA INTERCHANGE AGREEMENT (“Agreement”), together with all attachments and exhibits attached hereto, by and between Walgreen and Vendor sets forth the terms and conditions under which the parties agree to facilitate their purchase and sale transactions.  The terms and conditions contained herein shall apply to all merchandise, excluding pharmaceutical drug products, over the counter drugs/medicines and alcoholic beverages, sold by Vendor, directly or indirectly through its distributors, to Walgreen. Terms used herein and not otherwise defined shall have the meaning given them in the Uniform Commercial Code as in effect in the State of Illinois (the “UCC”).  In consideration of the premises and other good and valuable consideration, the parties agree as follows:

A.  DELIVERY CONDITIONS

1)	Excess transportation costs which are incurred by Walgreen in connection with split shipments or on any shipment made contrary to shipping instructions will be charged to Vendor.

2)	Excess freight costs resulting from errors in the classification of merchandise shipped that are incurred by Walgreen will be charged back to Vendor.

3)
Time of delivery is of the essence for each transaction.  Walgreen reserves the right to cancel all or any part of any transaction if merchandise is not delivered on the date specified, and the acceptance by Walgreen of any previous or future deliveries on dates other than those specified shall not constitute a waiver of Walgreen’s rights hereunder.  Any merchandise received on a date other than the date specified shall be held subject to the Walgreen's right to reject such merchandise.

4)	Vendor shall declare replacement value on all Parcel Post, United Parcel or other carrier's shipments. Vendor may affect transit insurance withrespect to marine shipments at Vendor’s cost.

5)	Delivery to a consolidation point shall be at Vendor's expense.

6)
Vendor shall retain title to the merchandise and risk of loss or damage thereto until said merchandise is delivered to and accepted by Walgreen at the location(s) designated by Walgreen in accordance with the terms of a document, unless the respective purchase order reflects that the merchandise is being purchased pursuant to a “Consignment” “Pay on Scan” or other similar terms, or as set forth in an additional business agreement between the parties.  In such an instance, Vendor shall retain title and risk or loss to the merchandise until such merchandise is sold by Walgreen.

B. CASH DISCOUNT

1)
Under Walgreen’s end of month (“E. O. M.”) dating terms, payment for merchandise shipped by Vendor after the 20th of the month will be made by Walgreen as if the merchandise had been shipped on the first day of the following month.  Vendor’s invoice shall be mailed at the time of shipment, unless otherwise agreed upon by the parties in writing or in the event that the merchandise is being purchased pursuant to a “Consignment” “Pay on Scan” or other similar terms.  In such instances, the payment terms shall be those set forth in the respective purchase order or in an additional business agreement entered into between the parties.

2)
The cash discount period will be computed either from the date of acceptance by Walgreen, or from the date of Walgreen's receipt of correct invoices prepared in accordance with the terms of the purchase order, whichever is later.  The date of invoice cash discount period shall be calculated based upon the longest average transit time to Walgreen’s destination designated for delivery.

C.  CONDITIONS OF ORDER

1)
Vendor’s performance shall be in accordance with these terms, dating and conditions.  Any other terms in Vendor’s acceptance are rejected unless agreed to in writing and signed by Walgreen’s authorized representative.  Walgreen shall pay item cost in effect as of the date of issue of Walgreen’s purchase order, or as otherwise agreed to by the parties.  All payments will be made in U.S. dollars.

2)
Walgreen may return, at Vendor’s expense, cancel a purchase order and receive a full refund for all merchandise in excess of that ordered or which is defective or tainted or which varies from the sample from which or specifications for which the purchase order was p laced, or for Vendor's failure to comply with Walgreen's shipping or billing directions or with these terms including, without limitation, the representations and warranties contained herein.  In addition to Walgreen’s rights at law or in equity, Walgreen reserves the right to return at Vendor’s expense any merchandise, cancel the purchase order and receive a full refund, where a claim is made that the use or resale of the merchandise by Walgreen infringes any alleged patent, trademark or copyright rights.  In addition, if a purchase order is designated as a “Guaranteed Sale,” “Sale and Return,” “Sale or Return,” “Consignment” “Pay on Scan” or “Vendor Returnable” transaction, Walgreen shall not be obligated to pay for any merchandise until after it is sold by Walgreen in accordance with terms agreed upon by the parties.  For purposes of this Agreement, the term “Pay on Scan” shall mean that Vendor shall retain title to the merchandise until Walgreen has sold such merchandise, and payment for such merchandise shall not be due and owing by Walgreen to Vendor until after such time, as is agreed upon by the parties.  In addition, Walgreen shall have the unrestricted right to rescind its purchase of the merchandise from Vendor both before and after acceptance of such merchandise by Walgreen.  Vendor hereby grants to Walgreen a security interest in merchandise covered under this Agreement.  The risk of loss with respect to said merchandise shall pass to Vendor upon delivery of the same to the carrier for return to Vendor.

3)
Vendor shall have no right to use, sell or otherwise dispose of any merchandise or packaging that displays Walgreen’s name or trademarks(including any production overruns or merchandise returned by Walgreen) without the prior written authorization of Walgreen.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

4)
In the event that Walgreen is entitled to credits, offsets or charge backs (collectively, “Credits”) with respect to any transaction, Walgreen may take such Credits against any amounts otherwise due to Vendor arising from or under any transaction between Vendor and Walgreen, including transactions unrelated to that which gave rise to Walgreen’s right to a Credit.  In the event that the product identification (“ID”) number or barcode appearing on any carton, container, packaging or product shipped to Walgreen differs from that product ID number or barcode for the same merchandise previously supplied to Walgreen, Walgreen shall be entitled to charge back and take credit for Walgreen's costs incurred as a result of such differences in product ID number or barcode which costs shall, in any event be deemed not less than $500.00 plus $10.00 for each item delivered with an incorrect product ID number or barcode multiplied by the number of Walgreen’s stores stocking the item.  Any product ID number Confirmation Report heretofore or hereafter issued by Walgreen, if any, in connection with any item ordered is, by reference, incorporated herein and made a part hereof.

5)
Vendor represents and warrants that:  (a) the merchandise, the packaging thereof, and any related materials provided by Vendor do not infringe or otherwise violate the patent, trademark, copyright, trade secret or any other right of another party; (b) the merchandise and any claim, packaging, advertising, label or labeling, or other consumer material are in compliance with all Federal, State and Local statutes, regulations and ordinances including, but not limited to, the Federal Trade Commission Act, the Consumer Products Safety Act, and the Food, Drug and Cosmetic Act, and all claims made by Vendor in any packaging, advertising, label or labeling, advertising, or other consumer material in connection with any merchandise or Vendor brand relating to merchandise shall be true and shall have been substantiated at the time that such claims are made; (c) Vendor has competent, reliable evidence to substantiate any and all claims made in connection with its merchandise, including the product packaging and all advertising relating thereto and agrees to provide Walgreen with copies of such substantiation upon request; (d) the merchandise is not defectively designed, manufactured, packaged, labeled, or inherently dangerous, and does not breach any express or implied warranties of any kind; (e) the merchandise is not adulterated, misbranded, repackaged or rebundled and its packaging is not defaced or altered; nor is the merchandise, its packaging or any advertising or promotional material relating thereto in violation of the Federal Food, Drug and Cosmetic Act or any other applicable Federal, state or local laws or regulations; (f) the merchandise comprising each shipment or other delivery hereafter made by Vendor, to, or in the order of Walgreens, is hereby guaranteed, as of the date of such sh ipment or delivery, to be, on such date, is not adulterated or misbranded, nor is the merchandise, its packaging or any advertising or promotional material relating thereto in violation of any applicable Federal, state or local laws or regulations; (g) the merchandise is genuine product intended for sale in the United States (and all Territories), and not merchandise which may not, under the provisions of Section 404, 505, or 512 of the Federal Food, Drug and Cosmetic Act, be introduced into interstate commerce; (h) the merchandise is not subject to any governmentally required or requested recall or any other recall; (i) with respect to any merchandise manufactured in countries other than the United States, neither Vendor nor any of its suppliers shall use child labor as defined by the country of origin, prison labor or involuntary labor; (j) all merchandise provided by Vendor is of merchantable quality and fit for the purpose for which it is intended; and (k) where applicable, Vendor will comply with t he reporting requirements promulgated by the Dietary Supplement and Nonprescription Drug Consumer Protection Act.  Such representations and warranties are in addition to all other warranties in connection with the merchandise, whether expressed or implied, including any warranties provided by any statute or regulation.

6)
Vendor grants to Walgreen a nonexclusive, nontransferable, royalty free license to use, with the right to sublicense, Vendor’s trademarks, service marks, trade names, trade dress, copyrights and rights of publicity associated with merchandise for the purpose of Walgreen’s marketing, promoting or selling merchandise through any promotional, advertising or distribution channel, including, without limitation, print, television, radio or worldwide web.

7)
Neither the merchandise described in any purchase order nor the terms set forth herein shall be modified in any way, except pursuant to a written instrument signed by an authorized officer of Walgreen.  Walgreen may transmit such instrument by first class mail or overnight courier service, or via a secure electronic mail protocol.

8)
Vendor agrees to provide Walgreen with written notice of any investigation, action or inquiry related to the merchandise instituted by Vendor or by any Federal, state or municipal regulatory authority within two business days of the commencement of any such investigation, action or inquiry, and to immediately notify Walgreen of any determination by such authority that the articles may not be compliant wit h applicable law.

D.  REQUIREMENTS

1)	All documents and other information provided to Vendor shall be considered confidential except to the extent Walgreen, in writing, designates to the contrary or as required by law.

2)
Vendor will not use the name(s), trademark(s) or trade name(s), whether registered or not, of Walgreen in any publicity or press releases or advertising or in any manner, including customer lists, without Walgreen's prior written consent.  Consent of Walgreen may be withheld in its sole and absolute discretion and shall not be valid unless obtained from a Walgreen Corporate Vice President and its Department of Corporate Communications.

3)
The terms and conditions hereof, including without limitation the warranties, guaranties, and indemnities contained herein, are extended to the parent and affiliates of Walgreen and its and their representatives.

4)
Vendor shall defend, indemnify, and hold Walgreen, its subsidiaries and affiliates, and each of their directors, officers, shareholders, employees and representatives (collectively, the “Indemnified Parties”) harmless from and against any and all claims, actions and proceedings in any way related to all or any of the merchandise covered by any purchase order, together with any and all loss, cost, penalty, fine, damage, liability or expense (including, but not limited to, reasonable attorneys’ fees and costs of litigation) incurred by or on behalf of any Indemnified Party in connection therewith (“Expenses”).  Without limiting the generality of the foregoing, Vendor shall defend, indemnify, and hold the Indemnified Parties harmless from all Expenses incurred by reason of: (i) any design, trade dress, trade secret, patent, trademark or copyright litigation, including, but not limited to, any claims of direct, contributory, or willful infringement, or inducement to infringe, now existing or hereafter commenced with respect to any or all items delivered by Vendor; (ii) any claims or demands of any kind which any purchaser or user of such merchandise may make against Walgreen arising from the use of such merchandise or from any patent or hidden defects in the quality of such merchandise or the dangerous condition thereof or the negligence of Vendor or its agents; and (iii) the breach by Vendor of any representation or warranty.  If Walgreen so directs, Vendor shall, at its sole expense, defend the Indemnified Parties against any and all such claims, actions and proceedings.  In the event Vendor fails or refuses to provide such defense, or if having commenced such defense, Vendor fails to diligently pursue the same, then an Indemnified Party may commence its own defense at Vendor's sole expense.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

5)
Vendor shall procure and maintain insurance coverages on an occurrence basis adequate to cover its indemnity obligations above, but in any event not less than amounts reasonably required by Walgreen including, without limitation, product liability insurance in commercially reasonable amounts, from a duly licensed insurance company maintaining an A. M. Best’s Rating of A-/IX or better.  Vendor shall provide and maintain an insurance certificate in form and substance acceptable to Walgreen evidencing such coverages.

6)
Vendor may not assign its obligations hereunder without Walgreen’s express written consent.  No assignment of, or granting of a security or other interest in Vendor’s right to receive payment hereunder shall be binding upon Walgreen, unless Vendor so directs Walgreen in writing and Walgreen acknowledges the same in writing; and Vendor shall remain liable for each of its obligations unless and until released in writing by Walgreen.  Any such assignee or security or lien holder shall be subject to the terms and conditions hereof and to all defenses, claims, and offsets available to Walgreen in connection herewith.

7)
This Agreement shall be construed in accordance with the substantive laws of the State of Illinois, without regard to principals of conflict or choice of law.  The parties hereby consent to the exclusive jurisdiction of the courts of the State of Illinois or Federal District Court of the Northern District of Illinois and agree to waive all objections as to venue and forum non conveniens.

8)	In the event of a conflict between these terms or any purchase order issued by Walgreen, and any document issued by Vendor, the terms of this Agreement shall control.

9)
In the event Walgreen's business is discontinued by reason of fire, flood, earthquake, war, act of God, or other cause beyond the reasonable control of Walgreen, Walgreen may cancel undelivered orders upon reasonable notice.

E.  COMPLIANCE

1)
Vendor is subject to all policies, procedures, terms and conditions as posted on Walgreens SupplierNet website located at https://vendor.walgreens.com and all such policies, terms and conditions, as updated from time to time, are hereby incorporated herein and made a part hereof.

2)
Vendor represents and warrants that all sales of merchandise to Walgreen will be made at no less than fair value under the United States antidumping law and that no government has provided a countervailable subsidy for merchandise actionable under U.S. law. Vendor understands that merchandise may be, either now or in the future, subject to one or more trade remedy proceedings (e.g., anti -dumping, countervailing duty, safeguard) in the United States or any other country, the purpose of which is to impose additional duties or other charges on the goods. If the United States Government (USG) or any other government entity (the Competent Authorities) initiates such proceedings against merchandise, Vendor agrees that, at Walgreens request, Vendor will cooperate fully with Walgreen and with requests for information from the Competent Authorities. Vendor further understands and agrees that such cooperation may require it to provide confidential sales and cost information to the Competent Authorities so that they can calculate the amount of the duty or other charge on the goods. If the merchandise is already subject to anti-dumping duties, countervailing duties, safeguard measures, or other charges, Vendor agrees that, at Walgreens request, Vendor will cooperate fully with Walgreen and the Competent Authorities in any administrative, interim, sunset, or other reviews of those duties or other charges. Vendor understands that such cooperation may require it to provide confidential sales and cost information to the Competent Authorities in order to adjust or eliminate the amount of the duty or other charge on the goods. At all times before, during, or after the initiation of a trade remedy proceeding in the United States or any other country, Vendor agrees to take all available steps necessary to minimize the risk that additional duties or other charges may be imposed on its goods sold to Walgreen.

3)
For Vendors goods to be imported into the United States, Vendor shall accept, implement, and comply with all applications, recommendations or requirements of the United States Customs Services Customs-Trade Partnership Against Terrorism (C-TPAT) initiative (for information go to http://www.cbp.gov/xp/cgov/trade/cargo_security/ctpat/). At Walgreens or the Customs Services request, Vendor shall certify in writing its acceptance, implementation, and compliance with the C-TPAT and any accompanying recommendations and guidelines. Vendor shall indemnify and hold Walgreen harmless from and against any liability, claims, demands or expenses (including attorneys fees o r other professional fees) arising from or relating to Vendors failure to accept, implement or comply with C-TPAT.

4)
Vendor shall comply with the applicable provisions of Executive Order 11246 and the regulations issued pursuant thereto (generally Part 60-1 of Title 41 of the Code of Federal Regulations), unless exempted by said regulations, particularly the provisions of the Equal Opportunity Clause (41 CFR Section 60-1.4(a)), which are incorporated herein by reference; the provisions and regulations pertaining to nondiscrimination and affirmative action in employment (41 CFR Sections 60-1.4, 1.40, 1.41 and 1.42), and the filing of Standard Form 100 (EEO-1).  Vendor certifies, in accordance with the requirements of 41 CFR Section 60-1.8), that its facilities for employees are not segregated.  In addition, Consultant shall comply with the provisions of the Affirmative Action Clause for Workers with Disabilities (41 CFR Section 60-741.5), and for Special Disabled Veterans and Veterans of the Vietnam Era (41 CFR Section 60-250.5), which are also incorporated herein by reference.

5)
Vendor shall at all times comply with Vendor Responsibility Standards (“VRS”) promulgated by Walgreen, as may be amended from time to time in Walgreen’s sole discretion.  Vendor acknowledges and agrees that Vendor has read and shall comply with VRS as found at https://vendor.walgreens.com.

6)	Walgreen Post Audit Policy, posted at https://vendor.walgreens.com is hereby incorporated herein and made a part hereof.

7)
Vendor shall at all times comply with the Walgreen Co. Anti-Corruption Policy for Vendors as may be amended from time to time. Vendor acknowledges and agrees Vendor has read and shall comply with this policy as found at https://vendor.walgreens.com.

8)	The Parties hereby exclude the U.N. Convention on Contracts for the International Sale of Goods from this Agreement, and any transaction between them related thereto.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

F.  GENERAL

1)
The terms of electronic data interchange and Drop-Shipping (as defined in Exhibit 2) are attached hereto as Exhibits 1 and 2, respectively, are incorporated herein by this reference, if and as applicable.

2)
This Agreement, together with all exhibits and attachments, constitute the complete Agreement of the parties relating to the matters specified in this Agreement and supersede all prior representations or agreements, whether oral or written, with respect to such matters. No oral modification or waiver of any of the provisions of this Agreement shall be binding on either party. This Agreement is for the benefit, and shall be binding upon, the parties and their respective successors and assigns.

3)
Each party hereto warrants and represents that its respective signatory who has signed this agreement is on the date hereof duly authorized by all necessary and appropriate corporate action to execute this agreement on behalf of such party.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

EXHIBIT 1

TERMS AND CONDITIONS OF ELECTRONIC DATA INTERCHANGE

WHEREAS, Walgreen and Vendor desire to facilitate their purchase and sale transactions ("Transactions") by electronically transmitting and receiving data in agreed formats in substitution for conventional paper based documents, and

WHEREAS, the parties wish to document and memorialize their respective agreements with respect to each such Transaction,

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

1)      PREREQUISITES

a)      Documents; Standards.  Each party may electronically transmit to or receive from the other party any of the documents listed in the Appendix attached hereto and made a part hereof (hereinafter referred to as "Documents").  Any transmission of data, which is not a Document, shall have no force or effect between the parties.  All Documents shall be transmitted in accordance with the standards set forth in the Appendix.  If any of such standards are modified, supplemented or enhanced and if Walgreens intends to adopt such modified, supplemented or enhanced standards, it may give Vendor notice of the same.  Vendor agrees to likewise adopt such modified, supplemented or enhanced standards within a mutually agreed upon date after receipt of such notice, and such standards, as so modified, shall then be deemed incorporated into the Appendix.

b)      Third Party Service Providers.  Documents will be transmitted electronically to each party either directly or through any third party service provider with which either party may contract.  Either party may modify its election to use, not to use, or to change a service provider upon 30 days prior written notice to the other.

i)      Each party shall be responsible for the cost of any third party service provider with which it contracts, unless otherwise set forth in the Appendix.

ii)     As between the parties hereto, each party shall be liable for the acts or omissions of its third party service provider while transmitting, receiving, storing or handling Documents or performing related activities for such party; provided that if both parties use the same third party service provider to effect the transmission and receipt of a Document, as between the parties hereto, the originating party shall be liable for the acts and omissions of such third party service provider as to such Document.

c)      System Operations.  Each party, at its own expense, shall provide and maintain the equipment, software, services and testing necessary to effectively and reliably transmit and receive Documents.

d)      Security Procedures.  Each party shall properly use those security procedures, including those specified in the Appendix, if any, which are reasonably sufficient to insure that all transmissions and Documents are authorized and to protect its business records and data from improper access.

e)      Signatures.  Each party shall adopt as its signature, an electronic identification consisting of symbols or codes ("Signature") which are to be affixed to or contained in each Envelope transmitted by such party.  Each party agrees that any Signature of such party affixed to or contained in any transmitted Envelope shall be sufficient to verify that such party originated such Envelope.  Neither party shall disclose to any unauthorized person the Signatures of the other party.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

2)      TRANSMISSIONS

a)      Receipt.  Documents shall not be deemed to have been properly received and no Document shall give rise to any obligation until accessible to the receiving party at such party's Receipt Computer.

b)      Verification.  Upon proper receipt of any Document, the receiving party shall promptly and properly transmit a Functional Acknowledgment in return, unless otherwise specified in Appendix. A, a “Functional Acknowledgment” shall constitute conclusive evidence that a Document has been properly received.

c)      Acceptance.  If acceptance of a document is required by the Appendix, any such Document which is improperly received shall not give rise to any obligation unless and until the party initially transmitting such Document has properly received in return an acceptance Document.

d)      Garbled Transmissions.  If any transmitted Document is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party (if identifiable from the received Document) in a reasonable manner.  In the absence of such a notice the originating party's records of the contents of such Documents shall control.

e)      Paper Transmissions.  Either party, after notice to the other party in writing, may send any Document to the other party by means of written instruments provided that no such written instrument shall modify or conflict with the terms and provisions of this Agreement, which shall be deemed to govern any such written instrument.

3)      TRANSACTION TERMS

a)      Terms and Conditions.  This Agreement is to be considered part of any other agreement referencing it or referenced in the Appendix.  In the absence of any other written agreement applicable to any Transaction made pursuant to this Agreement, such Transaction (and any related communication) shall also be subject to the terms and conditions included in either party's standard printed applicable forms attached to or identified in the Appendix, as the same may be amended from time to time by either party upon written notice to the other.  The parties acknowledge that the terms and conditions set forth in such forms may be inconsistent, or in conflict, but agree that any conflict that arises between the parties in connection with any such Transaction will be resolved as if such Transaction had been effected through the use of such forms.

b)      Prevailing Terms.  The terms of this Agreement shall prevail in the event of any conflict with any other terms and conditions applicable to any Transaction.

c)      Confidentiality.  All information contained in any Document or otherwise exchanged between the parties shall be considered confidential except to the extent that the parties, in writing, designate that the same or any portion thereof is not confidential or except as may be required to comply with law.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

4)      VALIDITY; ENFORCEABILITY

a)      Obligations.  This Agreement has been executed by the parties to evidence their mutual intent to create binding purchase and sale obligations pursuant to the electronic transmission and receipt of Documents specifying certain of the applicable terms.

b)      Proper Transmission.  Any Document properly transmitted pursuant to this Agreement shall be considered, in connection with any Transaction, any other written agreement described in Section 3(a), or this Agreement to be a "writing" or "in writing;" and any such document when containing or to which there is affixed a Signature shall be deemed for all purposes to have been “signed" and to constitute an "original" when printed from electronic files or records established and maintained in the normal course of business.

c)      Conduct.  The conduct of the parties pursuant to this Agreement, including the use of Signed Documents properly transmitted, shall, for all legal purposes, evidence a course of dealing and a course of performance accepted by the parties in furtherance of this Agreement, any Transaction and any other written agreement described in Section 3(a).

d)      Admissibility.  The parties agree not to contest the validity and enforceability of Signed Documents under the provisions of any applicable law relating to whether certain agreements are to be in writing or signed by the party to be bound thereby.  Signed Documents, if introduced as evidence on paper in judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form.  Neither party shall contest the admissibility of copies of Signed Documents under either (i) the business records exception to the hearsay rule or (ii) the best evidence rule on the basis that the Signed Documents were not originated or maintained in documentary form.

5)      MISCELLANEOUS

a)      Term.  This Agreement shall remain in effect until terminated by either party on thirty (30) days’ prior written notice, which notice shall specify the effective date of termination; provided, however, that any termination shall not affect the respective obligation s or rights of the parties arising under any Documents or otherwise under this Agreement prior to the effective date of termination.

b)      Severability.  Any provision of this Agreement which is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such remaining provisions.

c)      Force Majeure.  No party shall be liable for any failure to perform its obligations in connection with any Transaction or Document if such failure results from any act of God or other cause beyond such party's reasonable control, including, but not limited to, any mechanical, electronic or communications failure which prevents such party from transmitting or receiving any Documents. However, the foregoing shall not apply to either party's failure to comply with the terms of any Document that has been properly received and acknowledged.

d)      Designee.  Vendor may designate, by separate written authorization, sent to Walgreen, a third party ("Broker") to enter into the Transactions contemplated by this Agreement on behalf of Vendor.  In such event, Broker shall be deemed to have authority to bind Vendor, to send and receive transmissions hereunder and do all other things that Vendor is obligated or permitted to do under this Agreement.  In so doing, Broker's acts (or failure to act) shall be binding upon Vendor in the same manner as if done (or failed to be done) by Vendor.  Any liabilities resulting from the acts or omissions of Broker shall inure to Vendor.  Walgreens shall have no obligation to otherwise confirm such authority.  Vendor may retract or modify such authority only by written notice sent to Walgreens.

e)      Attachments.  Appendices A, B-1 and B-2 are attached hereto and incorporated herein by this reference.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

APPENDIX A

POTENTIALLY TRADED DOCUMENTS:

Transaction Set	Document Name	Standard	Version	Acknowledgement Required (Yes/No)	Acknowledgement Type
180	Return Merchandise Authorization and Notification	X.12	4010	Yes	FA - 997
214	Transportation Carrier Shipment Status Message	X.12	4010	Yes	FA - 997
810	Invoice	X.12	4010	Yes	FA - 997
811	Consolidation Service Invoice/ Statement	X.12	4010	Yes	FA - 997
820 *EFT Agreement Required	Remittance Advice	X.12	4010	Yes	FA - 997
830	Planning Schedule with Release Capability	X.12	4010	Yes	FA - 997
832	Price/Sales Catalog	X.12	4010	Yes	FA - 997
850 * General Trade Agreement Required	Purchase Order	X.12	4010	Yes	FA - 997
852 *Non-Disclosure Agreement Required	Product Activity Data	X.12	4010	Yes	FA - 997
855	Purchase Order Acknowledgment	X.12	4010	Yes	FA - 997
856	Advance Ship Notice	X.12	4010	Yes	FA - 997
860	Purchase Order Change	X.12	4010	Yes	FA - 997
861	Receiving Advice/Acceptance Certificate	X.12	4010	Yes	FA - 997
864	Text Message	X.12	4010	Yes	FA - 997
867	Product Transfer and Resale Report	X.12	4010	Yes	FA - 997

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

DOMESTIC ORDER SHIPPING INSTRUCTIONS

1.	Walgreen reserves the right to countermand any order or any part thereof, prior to the date of shipment.

2.
All bills of lading, freight bills and cargo receipts covering shipments to Walgreen's distribution centers or stores must show Walgreen's Purchase Order number or other document number as designated by Walgreen.

3.
Vendors and carriers must schedule a delivery appointment prior to shipping for all shipments over 200 cartons.  Receiving appointments will be made weekdays between 7:00 AM and 3:00 PM. Receiving department closes at 4:30.

4.	Incomplete shipments must indicate whether balance to follow or balance canceled.

5.	Each Purchase Order shall be invoiced separately.

6.	Substitutions will not be accepted without written authorization of Walgreen.

7.
Product bearing expiration dates of eighteen (18) months or more is preferred with respect to dated merchandise.  Product bearing an expiration date of less than eight (8) months will not be accepted by Walgreen’s distribution centers.

Carton markings:

1.
All cases are to be marked with (i) shipping container code (SCC bar code) if applicable; (ii) product description, (iii) inner case pack (if any); (iv) manufacturer’s stock number (to be printed on the side and NOT the top of the carton).

2.	For cartons in which a packing slip is enclosed, the carton must be so labeled on its outside.

3.	If a packing slip is not enclosed, each carton should be labeled so as to show style and quantities within said carton.

4.	REFRIGERATED PRODUCTS: Mark manifest packing slip & outside of carton:

***REFRIGERATED PRODUCTS***

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

IMPORT ORDER SHIPPING INSTRUCTIONS

1.	All consumer packaging must conform to the U.S. Governmental Regulations.

2.
Country of origin and distribution line must be indicated on private label packages:

East West Distributing Company
Deerfield, Illinois 60015

(Note: If factory packaging is used, East West Distributing Company distribution line is not necessary.)

3.	Export cartons must be marked with the following information on ALL FOUR SIDES:

6 Digit item number (WIC) inside diamond

Description	______________
Case Pack:	______________
Weight:	______________
Cube:	______________
Country of origin:	______________
CPSIA Tracking Code	______________
GTIN Barcode should appear at bottom right side of each printed panel.

*FRAGILE MARKINGS WHEN NEEDED*

1.	Letter of credit will provide specific shipping instructions as to Port of Entry, shipping line or consolidator, and notify p arty.

2.
Original set of documents shall be provided to Walgreen’s selected freight forwarder no later than three (3) days from the date of departure of goods from the point of origin:

Walgreen Co., Import Dept., M. S. #2101
200 Wilmot Road, Deerfield, Illinois 60015.

3.	All documentation required by U.S. Customs shall be prepared and delivered in accordance with applicable regulations. The commercial invoice shall indicate the following information:

A.	Name of Vessel and voyage number
B.	Purchase order number and Walgreen item code
C.	A detailed description of merchandise indicating its function or method of operation (Example: battery operated, spring action, etc.) and usage or purpose
D.	Free on board (“FOB”) price showing cost breakdown components: material type, labor, packaging, transport charges to port
E.	Country of origin and the correct harmonized tariff number for each item
F.	Manufacturer's name and address

4.	For Full Container Load (“FCL”) Shipments, the packaging list must contain the following information:

A.	Name of Vessel and voyage number
B.	Purchase order number
C.	Walgreen item code (WIC)
D.	Number of cases for each item as well as description of merchandise
E.	Indicate container number and list number of cases for each item being loaded by Walgreen item code
F.	Case weight (gross) and net case cube (length x width x height in cubic meters)

5.	For Less-than Container Load (“LCL”) shipments, a packing list must accompany the shipment when delivered to consolidator in consolidator’sappointed port and must indicate the following:

A.	Purchase order number
B.	WIC
C.	Destination city
D.	No. of cases by WIC number
E.	Case weight (gross) and net case cube (length x width x height in cubic meters)

Any questions concerning the above instructions may be directed to the
Import Department in Deerfield, Illinois USA:	Phone number:	(847) 527-4341
Fax number		(847) 527-4369

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011

EXHIBIT 2

TERMS AND CONDITIONS FOR DROP-SHIPPING

Walgreen’s customers may order certain of Vendor products through Walgreen’s websites, whereby Vendor will ship said products directly to Walgreen’s customers at locations specified by such customers (“Drop-Ship” or “Drop-Shipping”).  To the extent that Vendor Drop-Ships, the following provisions shall apply and govern for Drop Ship transactions:

1.
Vendor’s merchandise return policy shall be as follows: Vendor shall take back product from Walgreen’s customers returned as a result of customers’ buyer’s remorse and defective merchandise up to thirty (30) days from purchase invoice date.  Vendor shall issue credit memo(s) pursuant to agreement terms payable to Walgreen for any outstanding return balance amount following return of product(s).  If, for any reason, Vendor’s product is returned, and the Agreement has been terminated, Vendor will issue a check payable to Walgreen, in the outstanding balance amount.  Walgreen will not be subject to any fees and/or surcharges for returned items.

2.
Vendor will use Walgreen’s designated third party electronic data interface supplier for Drop-Ship transactions (which Walgreen may change from time to time in Walgreen’s sole discretion), pursuant to the terms and conditions of the agreement between said supplier and Vendor, to provide inventory to Walgreen’s website and process transactions with Walgreen’s customers.

3.
Vendor shall comply with Walgreen’s policies for Drop-Ship vendors.  Walgreen reserves the right to receive a credit or refund from Vendor for Vendor’s failure to comply with Walgreen’s policies for Drop-Ship Vendors.

Walgreen Co. General Trade And Electronic Data Interchange Agreement	Rev. 10/19/2011